Exhibit 99.27(d)(10)

                         Cash Value Accumulation Rider

                     CASH VALUE ACCUMULATION TEST AMENDMENT

This amendment is part of the policy to which it is attached. Except as stated in this amendment, it is subject to all of the provisions contained in the policy.

TOTAL PREMIUM LIMIT
The provision of the Basic Policy entitled "Total Premium Limit" is replaced with the following:

We reserve the right to not accept any premium payment which would increase the Death Benefit by more than it would increase the Policy Value.

MINIMUM DEATH BENEFIT

The "Minimum Death Benefit" provision of the Basic Policy is replaced with the following:

The Minimum Death Benefit is the Policy Value on the date of death of the Insured multiplied by the applicable percentage from the Minimum Death Benefit Corridor Percentages table below, based on the Insured's Attained Age at the beginning of the Policy Year in which the death occurs.


                         PHL Variable Insurance Company

                             /s/ Robert W. Fiondella

              Chairperson of the Board and Chief Executive Officer

VR55
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                   Minimum Death Benefit Corridor Percentages
                                      Male

 Attained                            Attained                      Attained                     Attained
   Age               Pct.               Age           Pct.           Age           Pct.            Age           Pct.
   ---               ----               ---           ----           ---           ----            ---           ----
    0                1,153%             25             553%           50            249%           75             137%
    1                1,159              26             536            51            242            76             135
    2                1,127              27             519            52            235            77             133
    3                1,094              28             503            53            228            78             131
    4                1,063              29             487            54            222            79             129
    5                1,031              30             471            55            216            80             127
    6                1,000              31             456            56            210            81             126
    7                  968              32             441            57            204            82             124
    8                  938              33             427            58            199            83             122
    9                  907              34             413            59            194            84             121
    10                 877              35             399            60            189            85             120
    11                 848              36             386            61            184            86             119
    12                 820              37             374            62            180            87             117
    13                 794              38             362            63            175            88             116
    14                 768              39             350            64            171            89             115
    15                 744              40             339            65            167            90             114
    16                 722              41             328            66            164            91             113
    17                 701              42             318            67            160            92             112
    18                 680              43             308            68            157            93             111
    19                 661              44             299            69            153            94             110
    20                 642              45             290            70            150            95             109
    21                 624              46             281            71            147            96             108
    22                 606              47             272            72            145            97             106
    23                 588              48             264            73            142            98             104
    24                 570              49             256            74            139            99             103
                                                                                              100 and over        100


VR55